FIT N-SAR 10.31.17

Sub-Item 77I: Terms of new or amended securities

During the six-month period ended October 31, 2017, the Registrant offered the following new series and share classes:

Series	Class(es)	Registration Statement
Rondure New World Fund	Investor Class	Post-Effective Amendment
	Institutional Class	No. 191 filed on March 23,
2017 (SEC Accession
No. 0001398344-17-003837)
Rondure Overseas Fund	Investor Class	Post-Effective Amendment
	Institutional Class	No. 191 filed on March 23,
2017 (SEC Accession
No. 0001398344-17-003837)

Post-Effective Amendment No. 191 includes the terms of the new series and classes of the Rondure New World Fund and Rondure Overseas Fund (the “Funds”) and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR. The Funds began investment operations on May 1, 2017.